POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Walker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of April, 1998.



 (Signature)                         (Title)                         (Date)
 -----------                         -------                         ------


/s/ Gordon W. Kreh          President, Chief                    April 21, 1998
Gordon W. Kreh              Executive Officer
                            and Director


/s/ Joel B. Alvord
Joel B. Alvord              Director                            April 21, 1998


/s/ Richard H. Booth
Richard H. Booth            Director                            April 21, 1998


/s/ Colin G. Campbell
Colin G. Campbell           Director                            April 21, 1998


/s/ Richard G. Dooley
Richard G. Dooley           Director                            April 21, 1998

(Signature)                  (Title)                               (Date)
-----------                  -------                               ------


/s/ William B. Ellis
William B. Ellis            Director                            April 21, 1998


/s/ Simon W. Leathes
Simon W. Leathes            Director                            April 21, 1998


/s/ Lois D. Rice
Lois D. Rice                Director                            April 21, 1998


/s/ John M. Washburn, Jr.
John M. Washburn, Jr.       Director                            April 21, 1998


/s/ Wilson Wilde
Wilson Wilde                Director                            April 21, 1998